Exhibit 3

                         FORM OF SUBSCRIPTION AGREEMENT

                  AGREEMENT made as of this 27th day of July, 2001 (the "Agreement"), by and among Capital Environmental Resource Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company"), and the persons listed on Annex A hereto (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, certain authorized but unissued shares of the Company's common stock (the "Common Stock"), upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Investors and the Company hereby agree as follows (capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex B hereto).

                                   SECTION 1

                         TERMS OF PURCHASE AND ISSUANCE

                  1.1 AUTHORIZATION OF SALE OF SHARES. The Company has authorized the issuance and sale to the Investors of an aggregate of 16,500,000 shares of its Common Stock (such shares, the "Shares") for a purchase price of US $2.00 per share (the "Per Share Purchase Price").

                  1.2  SALE AND PURCHASE. At the Closing (as defined in
Section 1.3 hereof) and subject to the terms and conditions herein set forth, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the number of Shares set forth opposite such Investor's name on the Investor's signature page hereto for the purchase price (the "Purchase Price") set forth opposite such Investor's name on the Investor's signature page hereto.

                  1.3 CLOSING. The closing (the "Closing") of the sale and purchase of the Shares shall take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, NY 10020-1605, at 10:00 A.M., as promptly as practicable (and in any event no later than the third business day) after the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereof (other than those conditions that will be satisfied at or concurrent with the Closing), or at such other time, date or place as a Majority in Interest of the Investors and the Company may agree (the date upon which the Closing occurs, the "Closing Date"). At the Closing, the Company will deliver to each Investor a stock certificate issued in such Investor's name representing the number of Shares to be purchased by such Investor hereunder against payment of the Purchase Price therefor in immediately available funds by or on behalf of the Investor to the Company. In the event that this Agreement has been terminated with respect to any Investor pursuant to Section 8.1(e) or any Investor fails to perform its obligations at Closing (a "Terminated Investor"), David Sutherland-Yoest may, within ten business days from the date the Company gives written notice of such termination to the Investor and David Sutherland-Yoest

(the "Ten Day Cure Period"), designate a Person or Persons (each a "Substitute Investor") to purchase the Shares allocated to such Investor, and upon such Substitute Investor agreeing in writing to purchase such allocated Shares and be bound by the terms hereof, such Substitute Investor shall become a party to this Agreement as if he were an original Investor and the Company shall issue such allocated Shares to such Substitute Investor. The parties hereto acknowledge and agree that Annex A shall updated from time to time between the date hereof and the Closing to replace any Terminated Investors with Substitute Investors and to include Permitted Assignees (as defined herein) of any Investor. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

                                   SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each Investor, as of the date hereof and as of the Closing Date, as follows:

                  2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to carry on its business as it is now being conducted.

                  2.2  CAPITALIZATION.

                       (a) The authorized capital stock of the Company consists of (i) an unlimited number of shares of Common Stock and (ii) an unlimited number of shares of preferred stock (the "Preferred Stock"). Of such authorized capital stock, (i) 7,196,627 shares of Common Stock are issued and outstanding, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Preferred Stock are issued and outstanding and (iii) 2,104,340 shares of Common Stock are reserved for issuance pursuant to the exercise of outstanding options and warrants to purchase Common Stock. Assuming the exercise of all outstanding options and warrants to purchase Common Stock and the issuance of the Shares pursuant to this Agreement, there would be 25,800,967 shares of Common Stock issued and outstanding as of the date hereof.

                       (b) Other than as set forth in subsection 2.2(a) above, certain rights issued pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company (the "Rights Agreement") and certain entitlements of each independent director to receive options under the terms of the Company's 1999 Stock Option Plan on January 1 of each year, there are no outstanding options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments (contingent or otherwise) (including any right of conversion or exchange under any outstanding security, instrument or other agreement) obligating the Company or any of its direct or indirect subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of their capital stock or obligating them to grant, extend or enter into any such agreement or commitment. There are no outstanding contractual obligations of the Company or any of its direct or indirect subsidiaries to repurchase, redeem or otherwise acquire any shares of their capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a subsidiary of the Company.

                  Upon consummation of the Closing as contemplated hereby, including receipt by the Company of the Purchase Price payable pursuant to
Section 1.2 hereof, the Shares owned by each Investor will be validly issued, fully paid and nonassessable.

                  2.3 POWER AND AUTHORITY; NON-CONTRAVENTION; GOVERNMENT APPROVALS.

                       (a) POWER AND AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents and, subject to approval of this Agreement by the Company's stockholders as contemplated by Section 6.4 hereof, to consummate the transactions contemplated hereby and thereby. This Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Company. Subject to approval of this Agreement by the Company's stockholders as contemplated by Section 6.4 hereof, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement has been, and when executed and delivered in accordance with the terms hereof the Ancillary Documents will have been, duly executed and delivered by the Company. This Agreement constitutes, and when executed and delivered in accordance with the terms hereof the Ancillary Documents will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective articles, bylaws or equivalent organizational documents in any material respect.

                       (b) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company: (i) will not violate or conflict with any provisions of the articles or bylaws of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a violation of any applicable law, order, injunction, regulation or ruling of any governmental authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties or assets are bound, and (iii) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with or accelerate the performance required by any agreement, note, license, franchise, permit or other instrument and will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the Company's or any of its subsidiaries' assets other than as set out in
Section 2.3(b) of the Disclosure Schedule.

                       (c) APPROVALS. Except for (i) compliance with any applicable requirements of the HSR Act and the Canadian Competition Act, (ii) compliance with any applicable requirements of the Securities Act, Exchange Act and the rules and regulations of Nasdaq, (iii) such filings as may be required under any applicable state, blue sky or Canadian provincial securities laws and
(iv) compliance with the applicable requirements of the Investment

Canada Act (the filings and approvals referred to in clauses (i) through (iv) being herein referred to collectively as the "Company Required Statutory Approvals"), and except for any required approvals under the Credit Facility (as defined in Section 2.9 hereof), no declaration, filing or registration with, or notice to, or authorization, consent, approval, order or permit of, any governmental or regulatory body or authority or any other Person is necessary for the execution and delivery of this Agreement and the Ancillary Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby except to the extent that the failure to obtain any such authorization, consent, approval or order or to make any such registration, declaration, filing or notice, would not have a Company Material Adverse Effect or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Ancillary Documents or the ability of the Company to perform its obligations hereunder or thereunder and except as set out in Section 2.3(c) of the Disclosure Schedule. None of the declarations, filings, registrations or notices listed in Section 2.3(c) of the Disclosure Schedule are required to be made prior to consummation of the transactions contemplated hereby.

                  2.4  SEC REPORTS; FINANCIAL STATEMENTS.

                       (a) Since May 3, 1999, the Company has filed with the
SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act (collectively, the "Filed Company SEC Reports"), all of which complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Form 6-K to be filed by the Company with the SEC with respect to the Company's results for the six-month period ended June 30, 2001 in the form previously delivered to the Investors (the "Form 6-K") complies as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. As of their respective dates, the Filed Company SEC Reports and the Form 6-K (collectively, the "Company SEC Reports") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (b) Each of the consolidated financial statements included in the Company SEC Reports, together with the related notes and schedules (collectively, the "Company Financial Statements"), has been prepared in accordance with GAAP applied on a consistent basis, and fairly presents the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of their operations and cash flow for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments (none of which the Company reasonably believes are or will be material in amount) and the omission of footnotes.

                  2.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports or as set out in Section 2.5 of the Disclosure Schedule, neither the Company nor any of its subsidiaries had, at December 31, 2000 or has incurred since that date, any Liabilities, except for (a) Liabilities which are reflected, accrued or reserved against in the Company Financial Statements contained in the Company SEC Reports filed prior to the date hereof or reflected in the notes thereto, (b) current Liabilities which were incurred after December 31, 2000 in the ordinary course of business and consistent with past practice, (c) Liabilities which are of a nature not required to be reflected in the Company Financial Statements in accordance with GAAP consistently applied and which were incurred in the ordinary course of business and (d) other Liabilities in an aggregate amount not exceeding US $500,000.

                  2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports or as set out in Section 2.6 of the Disclosure Schedule, since December 31, 2000, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  2.7 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek a remedy (at law or in equity) as a result of or otherwise in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby.

                  2.8 ENVIRONMENTAL MATTERS. Except as set out in Section 2.8 of the Disclosure Schedule, the Company and its subsidiaries conduct and have conducted their businesses in material compliance with all applicable Environmental Laws, including, without limitation, having all material permits, licenses and other approvals and authorizations necessary for the operation of their businesses. Except as set out in Section 2.8 of the Disclosure Schedule, none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries contain any Hazardous Substance, and no Hazardous Substance has been disposed of at or released from any such properties, as a result of any activity of the Company or any of its subsidiaries other than in material compliance with applicable Environmental Laws and, to the knowledge of the Company, no such condition exists on or with respect to any of such properties as a result of any activity by any other Person. Except as reflected, accrued or reserved against in the Company Financial Statements, neither the Company, nor its subsidiaries, nor any of their respective properties or assets are subject to any Liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. To the knowledge of the Company, except as set out in Section 2.8 of the Disclosure Schedule, there are no and have not been any investigations or proceedings in which it is alleged that the Company, its subsidiaries, or any of their predecessors, are potentially responsible for a clean-up or remediation of lands contaminated with a Hazardous Substance or for any other remedial or corrective action under an Environmental Law. There are no proceedings pending or, to the Company's knowledge, threatened to revoke, change or limit any permits, licenses, approvals or other authorizations required under any Environmental Law for the operation of the Company and its subsidiaries.

                  2.9  TITLE TO AND CONDITION OF ASSETS. Except as set out in
Section 2.9 of the Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the business of the Company and its subsidiaries as currently conducted, free and clear of all Liens, except for Liens arising under the Company's Second Amended and Restated Credit Agreement and Term Loan Agreement dated as of November 26, 1999, as amended (the "Credit Facility") and other liens arising in the ordinary course of business, none of which are with respect to obligations that are material in amount.

                  2.10 INSURANCE. The Company and each of its subsidiaries has in effect insurance coverage, including directors and officers' liability insurance, with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operations to the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of cancellation of any insurance policy or binder currently in effect.

                  2.11 NO VIOLATION OF LAW; LICENSES; PERMITS AND REGISTRATION. Neither the Company nor any of its subsidiaries is in material violation of, or has been given notice or been charged with, or is being investigated with respect to, any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority or arbitration panel. Each of the Company and its subsidiaries has all material permits, licenses, approvals, authorizations of and registrations under all Federal, state, local, provincial and foreign laws applicable to it, and from all applicable governmental authorities as are required by the Company and its subsidiaries to carry on their respective businesses as currently conducted.

                  2.12 PROXY STATEMENT. The proxy statement (the "Proxy Statement") to be distributed in connection with the Company's meeting of stockholders to vote upon the issuance of the Shares (the "Stockholders' Meeting") will, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of such meeting of stockholders, (i) state the nature of the issuance of the Shares in sufficient detail to permit the stockholders to form a reasoned judgment thereon and (ii) comply as to form and content with all applicable laws, except that no representation is made by the Company with respect to information supplied by the Investors for inclusion therein.

                  2.13 NON-COMPETITION AGREEMENTS. Except as disclosed in the Company SEC Reports or as set out in Section 2.13 of the Disclosure Schedule, neither the Company nor any subsidiary of the Company is a party to any agreement which purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, liquid and other wastes or any other material business currently engaged in by the Company or any of its subsidiaries. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

                  2.14 BROKERS AND FINDERS. Except for the fees and expenses payable to Lehman Brothers, Inc. ("Lehman Brothers") and Sanders Morris Harris, Inc. which fees are reflected in the engagement letters with the Company, copies of which have been delivered to the Investors, the Company is not a party to or bound by any contract, arrangement or understanding with, or subject to any claim by, any person or firm which may result in an obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

                  2.15 MATERIAL CONTRACTS. Except as set out in Section 2.15 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is in material breach or violation of or in default in the performance or observance of any terms or provisions of, and no event has occurred which, with notice, lapse of time or action by a third party, could result in a default under any contract, agreement, lease or deed that is material to the business or operation of the Company and its subsidiaries taken as a whole (a "Material Contract"). To the knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

                  2.16 SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of the Investors set forth in Section 3 hereof are true and correct in all material respects, the issuance and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of applicable Federal, state, and provincial securities laws.

                  2.17 DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no material fact known to the Company and not disclosed in this Agreement, the Disclosure Schedule or the Company SEC Reports that could be reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Ancillary Documents or the ability of the Company to perform its obligations hereunder or thereunder.

                  2.18 COMPANY STOCKHOLDERS' APPROVAL. The vote of stockholders of the Company required for approval of the Share Issuance (as defined in Section 4.2 hereof) is the affirmative vote of a majority of the votes cast on the proposal at the stockholders' meeting.

                  2.19 OPINION OF FINANCIAL ADVISOR. The Company's financial advisor, Lehman Brothers, has rendered an opinion to the Board of Directors of the Company to the effect that, as of July 20, 2001, from a financial point of view, the consideration to be received by the Company in the proposed transaction is fair to the Company; it being understood and acknowledged by the Investors that such opinion has been rendered for the benefit of the Board of Directors of the Company and is not intended to, and may not, be relied upon by the Investors.

                  2.20 RIGHTS AGREEMENT. The Company, including its Board of Directors, has irrevocably taken all actions necessary to (i) render the Rights Agreement inapplicable to the transactions contemplated by this Agreement and
(ii) ensure that (x) none of the Investors or the

Investors as a group are an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement, the announcement thereof or the consummation of the transactions contemplated hereby.

                  2.21 TRANSACTIONS WITH AFFILIATES. Except for ongoing, regular employment relationships with the Company, as disclosed in the Company SEC Reports and as set out in Section 2.21 of the Disclosure Schedule, there are no agreements, loans, leases or other transactions or continuing transactions (including but not limited to (i) any transactions involving any payment or commitment to pay any commission, fee or other amount, or (ii) the transactions contemplated by this Agreement or related thereto) between the Company and any present or former director, officer or employee of the Company, or any stockholder or affiliated group of stockholders beneficially owning greater than 5% of the outstanding Common Stock of the Company, or any member of such officer's, director's, employee's or stockholder's immediate family, or any person controlled by such officer, director, employee or stockholder or his or her immediate family.

                                   SECTION 3

                            INVESTOR REPRESENTATIONS

                  3.1 REPRESENTATIONS. Each Investor, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares hereunder that:

                       (a) The Investor is resident in the jurisdiction set forth opposite such Investor's name on such Investor's signature page hereto.

                       (b) The execution of this Agreement and each of the Ancillary Documents to which the Investor is a party has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and constitutes a valid, binding agreement of the Investor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles.

                       (c) Neither the execution and delivery of this Agreement or the Ancillary Documents to which the Investor is a party, or any other document or instrument to be executed in connection with the transactions contemplated thereby, by the Investor, nor the consummation of the transactions contemplated thereby, nor the performance by the Investor of its covenants and agreements thereunder, (i) violates any law, statute, ordinance, regulation, order, judgment or decree of any court or other governmental authority applicable to the Investor, or (ii) violates or will violate, or conflicts with or will conflict with, or results in or will result in any breach of any of the terms of, or constitutes or will constitute a default under, any contract or agreement to which the Investor is a party or by which the Investor or any of its assets is subject to or bound.

                       (d) No broker, finder, agent or similar intermediary has acted on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby and except as set forth in Section 2.14 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

                  3.2 REPRESENTATIONS BY US INVESTORS. Each Investor resident in the United States, severally and not jointly, hereby represents to the Company with respect to such Investor's purchase of Shares hereunder that:

                       (a) The Investor is acquiring the Shares for its own account, for investment, and not with a view to any "resale" or "distribution" thereof within the meaning of the Securities Act.

                       (b) The Investor understands that because the Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Shares unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Investor understands that each certificate representing the Shares will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 or the availability of an exemption from such registration requirements. The Company may request an opinion of counsel as to the availability of such exemption.

                       (c) The Investor is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company.

                       (d) The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right to the Investor to rely thereon.

                       (e) The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D of the Securities Act, as presently in effect.

                       (f) The Investor has been advised that none of the Shares have been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company, in issuing the Shares is relying upon, among other things, the representations and warranties of the Investor contained in this Section 3.

                  3.3 REPRESENTATIONS BY ONTARIO INVESTORS. Each Investor resident in Ontario, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares hereunder that:

                       (a) The Investor has not received any offering memorandum (as such term is used in Ontario Securities Commission Rule 45-501) and the sale of the Shares was not accompanied by any advertisement in printed media of general or regular public circulation, radio or television.

                       (b) The Investor acknowledges that the Company will be issuing the Shares under an exemption from the prospectus filing requirements of the Securities Act (Ontario) and that the resale or other disposition of all or any part of the Shares will, accordingly, be restricted by such laws.

                       (c) The Investor acknowledges that the Shares may only be resold in compliance with applicable securities laws.

                       (d) The Investor agrees to comply with any relevant securities legislation, order or policy applicable to the Investor concerning the purchase of and holding of the Shares by the Investor and concerning any resale of all or any part of the Shares by the Investor. Each Investor acknowledges that all certificates representing the Shares may be endorsed with a legend setting out resale restrictions under the applicable securities legislation. Each Investor further acknowledges that it has been advised to consult its own legal advisers with respect to applicable resale restrictions and that it will be fully responsible for the compliance with such restrictions.

                       (e) Each Investor is purchasing the Shares as principal for its own account for investment, not for the benefit of any other person and not with a view to the sale or distribution of all or any part of the Shares, and the Shares have an aggregate purchase price to the Investor of not less than CDN $150,000.

                       (f) The Investor has not been created or is not being used primarily to permit the purchase of the Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation.

                       (g) The Investor will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Investor by applicable securities laws to permit the purchase of the Shares by the Investor on the terms herein set forth.

                       (h) The Investor is capable of assessing the proposed investment as a result of the Investor's financial or investment experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and is able to bear the economic risk of loss of its investment.

                  3.4 REPRESENTATIONS BY QUEBEC INVESTORS. Each Investor resident in Quebec, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares hereunder that:

                       (a) The purchase of the Shares was not made pursuant any advertisement in printed media of general or regular public circulation, radio or television.

                       (b) The Investor acknowledges that the Company will be issuing the Shares under an exemption from the prospectus filing requirements of the SECURITIES ACT (Quebec) and that the resale or other disposition of all or any part of the Shares will, accordingly, be restricted by such laws.

                       (c) The Investor acknowledges that the Shares may only be resold in compliance with applicable securities laws.

                       (d) The Investor agrees to comply with any relevant securities legislation, order or policy applicable to the Investor concerning the purchase of and holding of the Shares by the Investor and concerning any resale of all or any part of the Shares by the Investor. Each Investor acknowledges that all certificates representing the Shares may be endorsed with a legend setting out resale restrictions under the applicable securities legislation. Each Investor further acknowledges that it has been advised to consult its own legal advisers with respect to applicable resale restrictions and that it will be fully responsible for the compliance with such restrictions.

                       (e) Each Investor is purchasing the Shares as principal for its own account for investment, not for the benefit of any other person, and the Shares have an aggregate purchase price to the Investor of not less than CDN $150,000.

                       (f) The Investor, if it is a corporation, has not been established solely to permit the purchase of the Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation.

                       (g) The Investor will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Investor by applicable securities laws to permit the purchase of the Shares by the Investor on the terms herein set forth.

                       (h) The Investor is capable of assessing the proposed investment as a result of the Investor's financial or investment experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and is able to bear the economic risk of loss of its investment.

                                   SECTION 4

                            MUTUAL CLOSING CONDITIONS

                  Each Investor's obligation to purchase and pay for its Shares, and the Company's obligation to issue the Shares to the Investors and perform its other obligations hereunder, shall be subject to the fulfillment to such party's satisfaction (or waived in writing by the Company and such Investor on or before the Closing Date) of the following conditions:

                  4.1 AMENDMENT TO CREDIT FACILITY. Amendments to the Credit Facility, substantially in the form of Annex C attached hereto shall have become effective.

                  4.2 STOCKHOLDER APPROVAL. The issuance of the Shares to the Investors pursuant to this Agreement (the "Share Issuance") shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements.

                  4.3 WAITING PERIODS. All applicable waiting periods, if any, under the HSR Act, the Canadian Competition Act and the Investment Canada Act shall have expired or been terminated.

                  4.4 NO ORDER. No preliminary or permanent injunction or other order or decree by any court or administrative or regulatory body which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (the Company and the Investors agreeing to use their reasonable best efforts to have any such injunction, order or decree lifted).

                  4.5 CONSENTS. All governmental waivers, consents, orders and approvals required, if any, under the Canadian Competition Act and the Investment Canada Act for the consummation of the transactions contemplated hereby shall have been obtained and be in effect. All other governmental waivers, consents, orders and approvals legally required, if any, for the consummation of the transactions contemplated hereby shall have been obtained and be in effect, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect following the Closing.

                  4.6 NO CONFLICTING LAWS. No statute, rule or regulation shall have been enacted by any state, provincial or Federal government or governmental agency which would prevent the consummation of the transactions contemplated hereby.

                                   SECTION 5

                           SEPARATE CLOSING CONDITIONS

                  5.1 INVESTOR'S CONDITIONS. Each Investor's obligation to purchase and pay for its Shares shall be subject to the fulfillment to such Investor's satisfaction on or before the Closing Date (or waived in writing by such Investor) of the following conditions:

                       (a) SATISFACTION OF CONDITIONS. The representations and warranties of the Company contained in this Agreement shall be, if specifically qualified by materiality or Company Material Adverse Effect, true in all respects, and, if not so qualified, shall be true in all material respects, in each case as of the date hereof and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects. The Company shall have delivered to the Investors a certificate dated the Closing Date to the foregoing effect.

                       (b) OPINION OF COUNSEL. The Investors shall have received an opinion of counsel to the Company, dated the Closing Date, in form satisfactory to counsel to the Investors, with respect to the matters set forth in Annex D attached hereto.

                       (c) DELIVERY OF DOCUMENTS. The Company shall have executed and delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate persons) the following:

                           (i)    A stock certificate issued to each Investor
evidencing the Shares purchased by such Investor hereunder; and

                           (ii)   A certificate of status from the Ministry of
Consumer and Commercial Relations of Ontario certifying that the Company is in good standing.

                       (d) REGISTRATION RIGHTS AGREEMENT. The Company shall have duly authorized, executed and delivered to the Investors a Registration Rights Agreement, substantially in the form of Annex E attached hereto (the "Registration Rights Agreement").

                       (e) EMPLOYMENT AGREEMENT. The Company shall have authorized, executed and delivered an employment agreement with David Sutherland-Yoest in form reasonably satisfactory to him containing the terms set forth in of Annex F hereto.

                       (f) BOARD OF DIRECTORS. The existing Board of Directors shall have approved the nomination of David Sutherland-Yoest, Gary DeGroote, Don
A. Sanders and two individuals designated by David Sutherland-Yoest and unanimously approved by Don A. Sanders and Gary DeGroote as directors of the Company, each of Bruce Cummings, Allard Loopstra and David Lowenstein shall have resigned from the Board of Directors and the nominated directors shall have been approved by the Company's stockholders at the Stockholders' Meeting.

                       (g) LISTING OF SHARES. The Shares shall have been approved for quotation on the Nasdaq SmallCap Market, subject to official notice of issuance.

                       (h) CONSENTS. The Company shall have obtained all consents required in order to prevent a breach of or a default under or a termination of not less than three of the agreements referred to in Section 2.3(b) of the Disclosure Schedule and marked with an asterisk.

                       (i) PAYMENT OF WITHHOLDING TAX. Prior to the Closing, the Company shall have (i) paid in full all withholding taxes, interest and penalties related to the Company's "tower" structure as referenced in Section
2.5 of the Disclosure Schedule, and (ii) made all required fillings with governmental authorities related to such withholding taxes.

                  5.2 COMPANY'S CONDITIONS. The Company's obligations to issue Shares to any Investor and perform its other obligations hereunder with respect to such Investor shall be subject to the fulfillment to the Company's satisfaction at or before the Closing Date (or waived in writing by the Company) of the following conditions:

                       (a) SATISFACTION OF CONDITIONS. The representations and warranties of the Investor contained in this Agreement shall be, if specifically qualified by materiality, true in all material respects, and, if not so qualified, shall be true in all material respects, in each case as of the date hereof and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Investor on or before the Closing shall have been complied with in all material respects. The Investor shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

                       (b) EMPLOYMENT AGREEMENT. David Sutherland-Yoest shall have executed and delivered to the Company an employment agreement in form reasonably satisfactory to the Company containing the terms set forth in Annex F hereto.

                       (c) PURCHASE OF SHARES. The Investors, (which shall include any Permitted Assignees and Substitute Investors as from time to time reflected on Annex A hereto) shall have purchased the Shares pursuant to the terms of this Agreement.

                       (d) LOCK-UP AGREEMENT Each of the Persons listed on
Annex G hereto shall have executed a Lock-Up Agreement substantially in the form of Annex H hereto (the "Lock-Up Agreement").

                                    SECTION 6

                                    COVENANTS

                  6.1  EXPENSES.

                       (a) If the Closing occurs, the Company will pay the fees and expenses incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including the reasonable fees and expenses of counsel, accountants and other representatives engaged by the Investors in connection with such transactions) to a maximum of US $500,000 (collectively, the "Investor Transaction Expenses").

                       (b) If this Agreement is terminated pursuant to Sections 8.1(g), (h), or (j) then the Company shall, not later than the time of such termination, (i) reimburse the Investors for their Investor Transaction Expenses incurred through the date of termination and (ii) pay to the Investors an additional fee of US $1,000,000 in cash (the "Breakup Fee").

                       (c) If (i) on or after the date hereof but before the Stockholders' Meeting (A) any Person or group shall have informed the Company that such Person or group or any member or Affiliate thereof proposes, intends to propose, is considering proposing, or will or may, if the Share Issuance is delayed, abandoned or not approved by the Company's stockholders, propose a Superior Proposal or (B) any such Person or group or the Company publicly announces (including any filing with any Federal or state office or agency) that such Person or group or any member or Affiliate thereof has proposed, intends to propose, is considering proposing, or will or may, if the Share Issuance is delayed, abandoned or not approved by the Company's stockholders, propose a Superior Proposal and (ii) either the Company or a Majority in Interest of the Investors terminates this Agreement pursuant to Section 8.1(i), and, not later than six months after such termination, the Company shall enter into a definitive purchase agreement with respect to a Competing Transaction with such Person or group or a member or Affiliate thereof that constitutes a Superior Proposal (the "Alternative Definitive Agreement"), the Company shall pay to the Investors the Breakup Fee, as well as reimburse the Investors for their Investor Transaction Expenses, as and when (whether or not within the six month period referred to above) the Company shall consummate the transactions contemplated by the Alternative Definitive Agreement.

                       (d) If this Agreement is terminated by a Majority in Interest of the Investors pursuant to Section 8.1(d) hereof, then the Company shall, within five (5) business days after receiving documentation thereof, reimburse the Investors for their Investor Transaction Expenses incurred through the date of termination.

                       (e) To the extent that the Breakup Fee is payable pursuant to subsections (b), (c) or (d) above, each Investor will be entitled to the pro-rata portion of the Breakup Fee equal to the percentage of the Shares purchasable by such Investor, as set forth on such Investor's signature page hereto, and such portion shall be paid by the Company to each Investor in immediately available funds. To the extent that the Investor Transaction Expenses are payable pursuant to subsections (a), (b), (c) or (d) above, the fees and expenses of counsel, accountants and other representatives engaged by the Investors shall be paid by the Company directly to such counsel, accountants and other representatives and the other Investor Transaction Expenses shall be paid by the Company directly to the Investor incurring such expenses, in each case in immediately available funds.

                       (f) Notwithstanding anything to the contrary contained herein, the Company will pay the fees and expenses incurred by the Company or any of its subsidiaries in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (including the fees and expenses of counsel, accountants and other representatives engaged by the Company or any of its subsidiaries in connection with such transactions).

                  6.2 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company covenants and agrees that, prior to the Closing Date or earlier termination of this Agreement as provided herein, unless a Majority in Interest of the Investors shall otherwise agree in writing and except as contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current material business organizations, keep available the services of their current officers and employees (except for terminations of employees in the ordinary course of business) and preserve their material relationships with others having business dealings with them.

                  6.3 PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of the Company and David Sutherland-Yoest. Thereafter, prior to the Closing, each of the Company and David Sutherland-Yoest shall consult with the other before issuing any press release with respect to this Agreement or any of the transactions contemplated hereby.

                  6.4 COMPANY STOCKHOLDERS' MEETING. The Company shall use its best efforts to take all actions necessary or advisable and permitted by applicable law to (i) hold the Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Share Issuance, (ii) recommend that the stockholders of the Company vote to approve the Share Issuance, and (iii) secure the requisite vote or consent of stockholders for the Share

Issuance and in connection therewith shall solicit proxies and provide proxy statements to the stockholders of the Company in accordance with applicable securities laws.

                  6.5  NO SOLICITATION OF TRANSACTIONS.

                       (a) The Company will not, directly or indirectly, and will cause its subsidiaries and affiliates, and its and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisers or representatives (collectively, the "Representatives") not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its subsidiaries or any Representative retained by it to take any such action.

                       (b) Notwithstanding the foregoing, (i) the Company may, in response to an unsolicited bona fide written offer or proposal with respect to a proposed Superior Proposal, pursuant to a confidentiality agreement containing customary terms and conditions, furnish confidential or non-public information to a financially capable Person (a "Potential Acquirer") and negotiate with such Potential Acquirer if the Board of Directors of the Company, after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with such Potential Acquirer would be reasonably likely to constitute a breach of its fiduciary duty to the Company's stockholders, and (ii) the Company's Board of Directors may recommend to the Company's stockholders that they accept such Superior Proposal or otherwise take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 under the Exchange Act. It is understood and agreed that negotiations and other activities conducted in accordance with this Section 6.5(b) shall not constitute a violation of Section 6.5(a).

                       (c) The Company shall promptly, but in any event within one day after receiving notice thereof, advise the Investors in writing of any Competing Transaction or any inquiry regarding the making of a Competing Transaction, including any request for information, the material terms and conditions of such request, Competing Transaction or inquiry and the identity of the Person making such request, Competing Transaction or inquiry. The Company shall keep the Investors reasonably informed of the status and details, including any amendments or proposed amendments, of any such request, Competing Transaction or inquiry.

                  6.6  ALL REASONABLE EFFORTS; AGREEMENT TO COOPERATE.

                       (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.6 shall require any Investor or the Company to agree to any modification of this Agreement or any of the Ancillary Documents or any Investor to make an investment in the Company that is greater than the amount set forth opposite the Investor's name on the Investor's signature page hereto.

                       (b) Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, the Company shall use its reasonable best efforts to take or cause to be taken all reasonable action and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain all governmental waivers, consents, authorizations, orders and approvals, all consents, amendments to or waivers from other parties under the terms of all Material Contracts and all other material permits, concessions, franchises or licenses applicable to the Company or its subsidiaries required as a result of the transactions contemplated by this Agreement.

                  6.7 NASDAQ LISTING. The Company shall use its reasonable best efforts to maintain the Company's quotation on Nasdaq for a period of two years following the Closing unless the Board of Directors of the Company determines in good faith that any action required to maintain such listing is not in the best interest of the Company and its stockholders.

                                    SECTION 7

                                     ACCESS

                  7.1  ACCESS; NOTIFICATION OF CERTAIN MATTERS.

                       (a) Upon reasonable notice, the Company shall afford the Investors and their representatives reasonable access during normal business hours to the offices, properties, books, records and personnel of the Company and its subsidiaries and such additional information concerning the business and properties of the Company and its subsidiaries as the Investors and their representatives may reasonably request. The Company shall instruct its and its subsidiaries' employees, counsel and financial advisors to cooperate with the Investors in their investigation of the business of the Company and its subsidiaries.

                       (b) Between the date hereof and the Closing, the Company shall, promptly (and in any event within five (5) business days after obtaining knowledge thereof), notify the Investors of any action or event which could reasonably be expected to have a Company Material Adverse Effect.

                  7.2 CONFIDENTIAL INFORMATION. The Company and each Investor for themselves, their respective directors, officers, employees, Affiliates, agents and representatives covenant with each other that they each will use all information provided by or relating to the other parties acquired by them pursuant to the provisions of this Agreement or in the course of negotiations with, or examinations of, the other parties (the "Confidential Information") only in connection with the transactions contemplated hereby and not in any way detrimental to the other parties and shall cause the Confidential Information obtained by them pursuant to this Agreement and such negotiations and examinations to be treated as confidential, except as may otherwise be required by law or the rules or regulations of Nasdaq or as may be necessary or appropriate in connection with the enforcement of this Agreement or any instrument or document referred to herein or contemplated hereby, and provided that to the extent that any such party or any Affiliate thereof may become legally compelled to disclose any Confidential Information, such party shall give notice to and consult with the party providing such information prior to disclosing such information. Notwithstanding the foregoing no recipient of Confidential Information (each, a "Recipient") shall be required to maintain the confidentiality of Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the Recipient or any party to whom the Recipient has disclosed such information; (ii) is obtained by the Recipient, on a non-confidential basis, from a third party entitled to disclose such information or (iii) is already known by the Recipient at the time such information is received by the Recipient. In the event of termination of this Agreement, each Recipient will cause to be delivered to the party providing such information all documents, work papers and other material containing Confidential Information obtained by it from such party, whether so obtained before or after the execution of this Agreement.

                                    SECTION 8

                                   TERMINATION

                  8.1 TERMINATION. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, pursuant to a written notice of such termination, as follows:

                       (a) by mutual written consent of the Company and a Majority in Interest of the Investors;

                       (b) by either the Company or a Majority in Interest of the Investors if the Closing shall not have occurred on or before September 30, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

                       (c) by either the Company or a Majority in Interest of the Investors if there shall be any restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby which is final and nonappealable;

                       (d) by a Majority in Interest of the Investors upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, such that the conditions set forth in Section 5.1(a) would not be satisfied ("Terminating Company Breach"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for as long as the Company continues to exercise such efforts, but not beyond the date specified in paragraph (b) above, the Investors may not terminate this Agreement under this Section 8.1(d);

                       (e) by the Company with respect to a particular Investor upon a breach of any representation, warranty, covenant or agreement on the part of such Investor set forth in this Agreement, or if any representation or warranty of such Investor shall have become untrue, such that the conditions set forth in Section 5.2(a) would not be satisfied ("Terminating Investor Breach"); PROVIDED, HOWEVER, that if such Terminating Investor Breach is curable by such Investor or its Permitted Assignee through the exercise of its reasonable best efforts and for as long as such Investor or its Permitted Assignee continues to exercise such efforts, but not beyond the date specified in paragraph (b) above, the Company may not terminate this Agreement with respect to such Investor under this Section 8.1(e);

                       (f) by the Company at any time that, after the expiration of all applicable Ten Day Cure Periods, the Investors (which shall include any Permitted Assignees and Substitute Investors as from time to time reflected on Annex A hereto) are not collectively obligated as parties to this Agreement to purchase all of the Shares.

                       (g) by the Company if the Company receives a Superior Proposal and resolves to accept such Superior Proposal; PROVIDED, HOWEVER, that prior to such termination (x) the Company shall have given the Investors two days' prior written notice of its intention to terminate pursuant to this provision and (y) the Company shall have paid to the Investors (or their counsel, accountants or other representatives, as the case may be) in immediately available funds the amounts referred to in Section 6.1(b);

                       (h) by the Company if (A) a tender or exchange offer is commenced by a Potential Acquirer for all outstanding shares of Common Stock, and (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer; PROVIDED, HOWEVER, that prior to such termination (x) the Company shall have given the Investors two days' prior written notice of its intention to terminate pursuant to this provision and (y) the Company shall have paid to the Investors (or their counsel, accountants or other representatives, as the case may be) in immediately available funds the amounts referred to in Section 6.1(b);

                       (i) by either the Company or a Majority in Interest of the Investors if the stockholders of the Company fail to approve the Share Issuance at the Stockholders' Meeting; or

                       (j) by a Majority in Interest of the Investors if (i) the Board of Directors of the Company has withdrawn, modified or changed its approval or recommendation of this Agreement, or approved or recommended a Superior Proposal, (ii) the Company enters into any agreement with a Person with respect to a transaction the proposal of which qualifies as a Superior Proposal,
(iii) (A) a third party commences a tender offer or exchange offer for all of the outstanding shares of the Common Stock and (B) the Board of Directors of the Company has recommended that the shareholders of the Company tender their shares in such tender or exchange offer, or (iv) the Board of Directors of the Company shall have resolved to do any of the foregoing. The Investors shall give two days prior written notice to the Company of their intention to terminate this Agreement pursuant to this Section 8.1(j) along with documentation of their Investor Transaction Expenses, and the Company shall pay to the Investors (or their counsel, accountants or other representatives, as the case may be), on or before the termination date, in immediately available funds, the amounts referred to in Section 6.1(b).

                  8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Investors (including any Permitted Assignees or Substitute Investors) or the Company, and all rights and obligations of each party hereto shall cease, other than the obligations set forth in Sections 6.1(b), 6.1(c), 6.1(d) and 6.1(f); provided, however, that nothing herein shall relieve any party from liability for any willful or intentional breach of any covenant or agreement of such party contained in this Agreement.

                                    SECTION 9

                                     GENERAL

                  9.1 AMENDMENTS, WAIVERS AND CONSENTS. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision. The waiver or failure to insist upon strict compliance with any condition or provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other waiver or failure. This Agreement may not be amended or modified except by an instrument in writing signed by each party hereto.

                  9.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, ASSIGNABILITY OF RIGHTS. All representations and warranties made herein and in the certificates, exhibits or schedules delivered or furnished by or on behalf of a party to the other party in connection herewith shall terminate as of the Closing. Except as otherwise provided in this Agreement, all covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties.

                  9.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of law the effect of which would cause the application of domestic substantive laws of any other jurisdiction).

                  9.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts (including by facsimile), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

                  9.5 NOTICES AND DEMANDS. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i) If to any Investor, to the address set forth on the Investor's signature page hereto, with copies to each of:

                                  David Sutherland-Yoest
                                  c/o H20 Technologies
                                  150 Randall Street, Suite 103
                                  Oakville, Ontario L6J 1P4
                                  Facsimile: (905) 337-8864
                           (ii)   and

                                  Karen A. Dewis, Esq.
                                  McDermott, Will & Emery
                                  600 Thirteenth Street, N.W.
                                  Washington, DC 20005-3096
                                  Facsimile: (202) 756-8087

                           (iii)  Capital Environmental Resource Inc.
                                  1005 Skyview Drive
                                  Burlington, Ontario L7P 5B1
                                  Attention: Dennis Nolan
                                  Facsimile: (905) 319-9050

                                  with a copy to:

                                  Torys
                                  Suite 3000
                                  Maritime Life Tower, Toronto-Dominion Centre
                                  79 Wellington Street West
                                  Toronto, Ontario M5K 1N2
                                  Attention: Michael J. Siltala
                                  Facsimile: (416) 865-7380

                  9.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

                  9.7 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitute all of the agreements and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  9.8 NO ASSIGNMENT. This Agreement may not be assigned, pledged, hypothecated or otherwise transferred by the Company without the consent of each of the parties hereto. Notwithstanding anything in this Agreement to the contrary, (i) each Investor other than David Sutherland-Yoest may assign its right and obligation to purchase Shares under this Agreement, in whole or in part, to any Person without the consent of the Company or the other Investors and (ii) David Sutherland-Yoest may assign his right and obligation to purchase Shares under this Agreement, in whole or in part, to any family member, estate planning vehicle or any of his Affiliates without the consent of the Company or any other Investor (any such assignee pursuant to clauses (i) or (ii) above is referred to as a "Permitted Assignee"), in each case, provided that such Permitted Assignee agrees to be bound by the terms and conditions of this Agreement as if an original party hereto and provided that such assignment shall not relieve the Investor of any of its obligations to the Company hereunder.

                  9.9 INVESTOR OBLIGATIONS SEVERAL NOT JOINT. All obligations of the Investors hereunder are several and not joint.

                  9.10 THIRD-PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.



                            [Signature pages follow]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  CAPITAL ENVIRONMENTAL RESOURCE, INC.



                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  INVESTORS


                                  ----------------------------------------------
                                  Name:
                                  Number of Shares:
                                                    ----------------------------
                                  Purchase Price:
                                                  ------------------------------
                                  Jurisdiction of Residence:
                                                             -------------------
                                  Address:

                                                                         Annex B

                                    GLOSSARY

                  As used herein, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "CONTROL" (including the correlative terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "ANCILLARY DOCUMENTS" means the Registration Rights Agreement, the Employment Agreement between the Company and David Sutherland-Yoest, the amendments to the Credit Facility referred to in Section 4.1, the Lock-Up Agreement, the Warrant Agreement referred to in Annex F attached hereto and any other document referred to herein that is required to be executed by the Company or the Investors as a condition to closing.

                  "CANADIAN COMPETITION ACT" means the Competition Act (Canada), R.S. 1985 c. C-34, as amended.


                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

                  "COMPETING TRANSACTION" means the occurrence of a transaction resulting in any of the following: (i) any Person or group of Persons (within the meaning of the Exchange Act) other than a trustee or other fiduciary holding securities of the Company under a Company benefit plan or any of the Company's subsidiaries or any stockholder (and such stockholder's Affiliates) as of the date hereof and direct transferees thereof, becoming, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing, or convertible into, 20% or more of the outstanding Common Stock; (ii) the merger or consolidation of the Company with any other corporation; or (iii) the sale or transfer (in one transaction or a series of related transactions) of all or any substantial part of the assets of the Company and its subsidiaries, taken as a whole (including, without limitation, a sale of stock of a subsidiary of the Company (whether by sale or direct issuance), representing a substantial part of the assets of the Company and its subsidiaries, taken as a whole) other than to a subsidiary of the Company.

                  "DISCLOSURE SCHEDULE" means the disclosure statement delivered at or prior to the execution of this Agreement by the Company to the Investor setting out certain information relating to the Company.

                  "ENVIRONMENTAL LAW" means any Federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, code, standard, guideline, policy, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FEDERAL" shall mean of or relating to the federal government of each of the United States and Canada.

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

                  "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law and any substance that may harm, impair or cause an adverse effect to the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety and property. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INVESTMENT CANADA ACT", means the Investment Canada Act, R.S. 1985, c. 28 (1st Supp.), as amended.

                  "LIABILITY" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or become due).

                   "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "MAJORITY IN INTEREST OF THE INVESTORS" means Investors holding, or committed to purchase hereunder, a majority of the Shares.

                  "NASDAQ" shall mean The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SUPERIOR PROPOSAL" means an offer made by a third party to consummate a Competing Transaction that the Board determines, in its reasonable judgment (after consultation with a nationally recognized independent financial advisor), to be more favorable to the Company's stockholders than the terms of the transactions contemplated by this Agreement.

                  As used herein, the following terms shall have the meanings ascribed to them in the Section of this Agreement opposite each such term:

                 TERM                                              SECTION
                 ----                                              -------
                 Agreement                                         Preamble
                 Alternative Definitive Agreement                  6.1(c)
                 Breakup Fee                                       6.1(b)
                 Closing                                           1.3
                 Closing Date                                      1.3
                 Company                                           Preamble
                 Common Stock                                      Preamble
                 Company Financial Statements                      2.4(b)
                 Company Required Statutory                        2.3(c)
                   Approvals
                 Company SEC Reports                               2.4(a)
                 "control"                                         Annex B ("Affiliate"
                                                                   definition)
                 Confidential Information                          7.2
                 Credit Facility                                   2.9
                 Filed Company SEC Reports                         2.4(a)
                 Form 6-K                                          2.4(a)
                 Investor Transaction Expenses                     6.1(a)
                 Investors                                         Preamble
                 Lehman Brothers                                   2.14
                 Lock-Up Agreement                                 5.2(d)
                 Material Contracts                                2.15
                 Per Share Purchase Price                          1.1
                 Permitted Assignee                                9.8
                 Potential Acquirer                                6.5(b)
                 Preferred Stock                                   2.2
                 Proxy Statement                                   2.12

                 TERM                                              SECTION
                 ----                                              -------
                 Purchase Price                                    1.2
                 Recipient                                         7.2
                 Registration Rights Agreement                     5.1(d)
                 Representatives                                   6.5(a)
                 Rights Agreement                                  2.2(b)
                 Share Issuance                                    4.2
                 Shares                                            1.1
                 Stockholders' Meeting                             2.12
                 Substitute Investor                               1.3
                 Ten Day Cure Period                               1.3
                 Terminated Investor                               1.3
                 Terminating Company Breach                        8.1(d)
                 Terminating Investor Breach                       8.1(e)


                                       4